Exhibit 99.1

Media Contact Lee Underwood Media Relations (706) 644-0528	Investor Contact Bob May Investor Relations (706) 649-3555

Synovus Announces Earnings for the Second Quarter of 2015

Diluted Earnings per Share increased 25.5% as compared to 2Q14

COLUMBUS, Ga., July 21, 2015 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended June 30, 2015.

Second Quarter Highlights

●	Net income available to common shareholders for the second quarter of 2015 was $53.2 million or $0.40 per diluted share as compared to $51.4 million, or $0.38 per diluted share for the previous quarter and $44.3 million, or $0.32 per diluted share for the second quarter 2014.

●	Net income available to common shareholders for the second quarter of 2015 was $55.9 million or $0.42 per diluted share, excluding litigation contingency expense.

●	Total loans grew $388.7 million or 7.4% annualized from the previous quarter and $1.04 billion or 5.1% as compared to the second quarter 2014.

●	Average core deposits grew $889.9 million or 17.8% annualized from the previous quarter and $1.45 billion or 7.4% as compared to the second quarter 2014.

●	Adjusted pre-tax, pre-credit costs income was $103.6 million for the second quarter 2015, an increase of $2.6 million or 2.6% from $101.0 million for the previous quarter and an increase of $4.7 million or 4.7% as compared to the second quarter 2014.

●	The company continued to return capital to shareholders during the quarter, acquiring an additional $50.3 million of common stock. Since October 2014 through July 20, 2015, the company has repurchased $202.9 million of common stock, reducing total share count by 7.5 million or 5.4%.

“We are pleased to report solid second quarter results as evidenced by strong loan and core deposit growth as well as increased fee income driven by strong mortgage production,” said Kessel D. Stelling, chairman and CEO. “During the quarter, we were also proud to be recognized as one of America’s Most Reputable Banks by American Banker magazine and the Reputation Institute, and were among only three companies ranked in the top 10 by both customers and non-customers. This recognition, along with our steadily improving financial performance, validates that our focus on relationship banking — defined by local leadership, personal service, and a deep commitment to strengthening our communities — differentiates Synovus and clearly resonates with customers and prospects.”

Balance Sheet

●	Total loans ended the quarter at $21.49 billion, up $388.7 million or 7.4% annualized, from the previous quarter and up $1.04 billion or 5.1% as compared to the second quarter 2014.
¡	Commercial real estate loans grew by $164.3 million from the previous quarter, or 9.5% annualized.
¡	Retail loans grew by $127.1 million from the previous quarter, or 13.0% annualized.
¡	Commercial and industrial loans grew by $97.0 million from the previous quarter, or 3.8% annualized.
●	Total average deposits for the quarter were $22.47 billion, and grew by $851.1 million or 15.8% annualized from the previous quarter and $1.60 billion or 7.7% as compared to the second quarter 2014.
●	Average core deposits for the quarter were $20.91 billion, and grew by $889.9 million or 17.8% annualized from the previous quarter and $1.45 billion or 7.4% as compared to the second quarter 2014.
●	Average core deposits, excluding state, county, and municipal deposits, grew by $836.4 million or 18.9% annualized from the previous quarter and $1.44 billion or 8.4% as compared to the second quarter 2014.

Core Performance

Adjusted pre-tax, pre-credit costs income was $103.6 million for the second quarter 2015, an increase of $2.6 million or 2.6% from $101.0 million for the previous quarter and an increase of $4.7 million or 4.7% as compared to the second quarter 2014.

●	Net interest income was $203.6 million for the second quarter 2015, up $381 thousand from $203.3 million in the previous quarter.
●	Net interest margin declined 13 basis points to 3.15% compared to 3.28% in the previous quarter. Yield on earning assets was 3.61%, 12 basis points lower than the previous quarter, and the effective cost of funds increased 1 basis point to 0.46%.
¡	Increased balances at the Fed contributed 7 basis points of the decline in the yield on earning assets.
●	Adjusted non-interest income was $66.8 million, up $1.7 million or 2.6% compared to $65.1 million for the previous quarter and up $3.5 million or 5.5% as compared to the second quarter 2014.
¡	Mortgage banking income increased $1.0 million or 15.8% from the previous quarter, driven by a 19.8% increase in production.
¡	Core banking fees[1] were $32.4 million, up $876 thousand or 2.8% from the previous quarter, primarily driven by higher service charges on deposit accounts and bankcard fees.
¡	Gains from the sale of SBA loans of $1.4 million were down $92 thousand from the previous quarter and up $1.6 million year-to-date as compared to 2014.
¡	Financial Management Services revenues, consisting primarily of fiduciary and asset management fees and brokerage revenue, decreased 2.8% from the previous quarter and increased 3.7% as compared to the second quarter 2014.

[1]	Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, and miscellaneous other service charges.

●	Total non-interest expense for the second quarter 2015 was $177.8 million, down $1.1 million from the previous quarter and down $4.4 million or 2.4% as compared to the second quarter 2014.
●	Adjusted non-interest expense for the second quarter 2015 was $166.9 million, down $495 thousand or 0.3% from the previous quarter and down $2.6 million or 1.5% as compared to the second quarter 2014.
¡	Employment expense of $94.6 million decreased $1.9 million from the previous quarter.
¡	Advertising expense of $2.9 million decreased $578 thousand from the previous quarter.
¡	Professional fees of $6.4 million increased $823 thousand from the previous quarter.

Credit Quality

Broad-based improvement in credit quality continued.

●	Total credit costs were $12.8 million in the second quarter 2015 compared to $15.7 million in the previous quarter.
●	Non-performing loans, excluding loans held for sale, were $173.6 million at June 30, 2015, down $20.6 million or 10.6% from the previous quarter, and down $85.9 million or 33.1% from June 30, 2014. The non-performing loan ratio was 0.81% at June 30, 2015, compared to 0.92% at the end of the previous quarter and 1.27% at June 30, 2014.
●	Total non-performing assets were $240.1 million at June 30, 2015, down $30.0 million or 11.1% from the previous quarter, and down $123.0 million or 33.9% from June 30, 2014. The non-performing asset ratio was 1.11% at June 30, 2015, compared to 1.28% at the end of the previous quarter and 1.77% at June 30, 2014.
●	Total delinquencies (consisting of loans 30 or more days past due and still accruing) remain low at 0.24% of total loans at June 30, 2015 compared to 0.27% the previous quarter and 0.30% at June 30, 2014. Total loans past due 90 days or more and still accruing were 0.02% of total loans at June 30, 2015, unchanged from March 31, 2015 and June 30, 2014.
●	Net charge-offs were $5.3 million in the second quarter 2015, down $7.0 million or 57.0% from $12.3 million in the previous quarter. The annualized net charge-off ratio was 0.10% in the second quarter compared to 0.23% in the previous quarter.

Capital Ratios

Capital ratios remained strong and include the impact of common stock repurchases completed through June 30, 2015.

●	Common Equity Tier 1 ratio was 10.73% at June 30, 2015 compared to 10.80% at March 31, 2015.
●	Tier 1 Capital ratio was 10.73% at June 30, 2015 compared to 10.80% at March 31, 2015.
●	Total Risk Based Capital ratio was 12.18% at June 30, 2015 compared to 12.65% at March 31, 2015.
●	Tier 1 Leverage ratio was 9.48% at June 30, 2015 compared to 9.66% at March 31, 2015.
●	Tangible Common Equity ratio was 10.13% at June 30, 2015 compared to 10.43% at March 31, 2015.

Second Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on July 21, 2015. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to www.synovus.com/webcasts. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia with approximately $28 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally-branded divisions, 258 branches, and 341 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was named one of America’s Most Reputable Banks by American Banker and the Reputation Institute in 2015. See Synovus on the web at synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends and key credit metrics; expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, and future profitability, and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled average core deposits; average core deposits excluding average state, county, and municipal deposits; tangible common equity to tangible assets ratio; adjusted net income per diluted common share; adjusted pre-tax, pre-credit costs income; adjusted non-interest income; and adjusted non-interest expense are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total average deposits; total shareholders’ equity to total assets ratio; net income per diluted common share; income before income taxes; total non-interest income; and total non-interest expense, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total average deposits; total shareholders’ equity to total assets ratio; net income per diluted common share; income before income taxes; total non-interest income; and total non-interest expense determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of average core deposits; average core deposits excluding average state, county, and municipal deposits; tangible common equity to tangible assets ratio; adjusted net income per diluted common share; adjusted pre-tax, pre-credit costs income; adjusted non-interest income; and adjusted non-interest expense; and the reconciliation of these measures to total average deposits; total shareholders’ equity to total assets ratio; net income per diluted common share; income before income taxes; total non-interest income; and total non-interest expense are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)	2Q15	1Q15	4Q14	3Q14	2Q14

Average core deposits
Average core deposits excluding state, county, and municipal deposits

Average total deposits	$ 22,466,102	21,615,049	21,336,007	20,938,587	20,863,706

Subtract: Average brokered deposits	(1,555,931)	(1,594,822)	(1,602,354)	(1,494,620)	(1,401,167)

Average core deposits	20,910,171	20,020,227	19,733,653	19,443,967	19,462,539

Subtract: Average state, county, and municipal deposits	(2,277,783)	(2,224,193)	(2,184,757)	(2,045,817)	(2,268,852)
Average core deposits excluding state, county, and municipal deposits	$ 18,632,388	17,796,034	17,548,896	17,398,150	17,193,687

Tangible common equity to tangible assets ratio

Total assets	$ 28,205,870	27,633,784	27,051,231	26,519,110	26,627,290

Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(863)	(1,061)	(1,265)	(1,471)	(1,678)

Tangible assets	28,180,576	27,608,292	27,025,535	26,493,208	26,601,181

Total shareholders’ equity	3,006,157	3,030,635	3,041,270	3,076,545	3,053,051

Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(863)	(1,061)	(1,265)	(1,471)	(1,678)

Subtract: Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)	(125,980)	(125,980)

Tangible common equity	$ 2,854,883	2,879,163	2,889,594	2,924,663	2,900,962

Total shareholders’ equity to total assets ratio	10.66%	10.97	11.24%	11.60	11.47

Tangible common equity to tangible assets ratio	10.13%	10.43	10.69%	11.04	10.91

Adjusted net income per diluted common share

Net income available to common shareholders	$ 53,234

Add: Litigation contingency expense (after-tax)(1)	2,688

Adjusted net income available to common shareholders	$ 55,922

Weighted average common shares outstanding - diluted	133,625

Adjusted net income per diluted common share	$ 0.42

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	2Q15	1Q15	4Q14	3Q14	2Q14

Adjusted Pre-tax, Pre-credit Costs Income

Income before income taxes	$ 88,035	85,812	78,928	72,656	73,950

Add: Provision for losses on loans	6,636	4,397	8,193	3,843	12,284

Add: Other credit costs(2)	6,175	11,273	8,213	11,858	4,635

Add: Restructuring charges	4	(107)	3,484	809	7,716

Add: Litigation contingency/settlement expenses (1)	4,400	-	463	12,349	-

Subtract: Investment securities gains, net	(1,985)	(725)	-	-	-

Add: Visa indemnification charges	354	375	310	1,979	356

Pre-tax, pre-credit costs income	$ 103,619	101,025	99,591	103,494	98,941

Adjusted Non-interest Income

Total non-interest income	$ 68,832	65,854	64,549	63,985	63,388

Subtract: Investment securities gains, net	(1,985)	(725)	-	-	-

Adjusted non-interest income	$ 66,847	65,129	64,549	63,985	63,388

Adjusted Non-interest Expense

Total non-interest expense	$ 177,805	178,908	184,883	193,749	182,205

Subtract: Other credit costs(2)	(6,175)	(11,273)	(8,213)	(11,858)	(4,635)

Subtract: Restructuring charges	(4)	107	(3,484)	(809)	(7,716)

Subtract: Visa indemnification charges	(354)	(375)	(310)	(1,979)	(356)

Subtract: Litigation contingency/settlement expenses (1)	(4,400)	-	(463)	(12,349)	-

Adjusted non-interest expense	$ 166,872	167,367	172,413	166,754	169,498

  (1) Amounts for other periods presented herein are not reported separately as amounts are not material.

  (2) Other credit costs consist primarily of foreclosed real estate expense, net.